Exhibit 99.1

NEWAGE AND ARIIX CLOSE MERGER

Combined company exceeds $500 million in expected annualized net revenue

Enhanced profitability expected to materialize immediately

>$20 million of anticipated annualized synergies from merger

DENVER, COLORADO, November 16, 2020 – NewAge, Inc. (Nasdaq: NBEV), the Colorado-based social selling and distribution company with a network of independent business owners across 75 countries worldwide, today announced that it has finalized and closed the merger agreement for the acquisition of ARIIX.

Details of the final agreement and plan of merger are included in the Company’s Current Report on Form 8-K filed on November 16, 2020.

Brent Willis, Chief Executive Officer of NewAge, commented, “We are very pleased to be able to fully converge these great companies now that the merger is complete. Both the revenue and cost synergies of the combined organization will start to be recognized immediately in Q4, in our financial results. Importantly, this merger represents a major strengthening for NewAge in its direct-to-consumer model where we see the most significant opportunities for growth and profitability. We believe we now have the scale, the team, the brands, and the financial strength to drive excellent growth and return for shareholders and all of our valued independent representatives and consultants worldwide.”

NewAge continues to expect to capture approximately $20 million in additional annualized EBITDA in the first 18 months and revenue synergies in the areas of cost of goods sold, manufacturing efficiencies and scale, operational redundancy, cross-pollination of brands, and market and channel expansion. NewAge has already captured more than $10 million in headcount related savings over the past six months, and expects significant further benefits across all its identified synergy workstreams.

Fred Cooper, CEO of ARIIX, who is now joining the NewAge Board of Directors said, “Completing this merger with NewAge is a tremendous milestone for all of our independent representatives, employees, and customers who have been a part of ARIIX over the last nine years. We are better positioned than ever before to continue to disrupt the industry and further our strategy to become the world’s leading social selling and distribution company. We believe providing our representatives with access to more markets, more products, and more opportunities will accelerate our organic growth and incentivize our leaders to grow their businesses at an even faster pace. We believe we are very well positioned to take advantage of global consumer trends to buy direct and capture additional market share.”

On July 20, 2020, NewAge, Inc., announced the signing of an agreement to acquire ARIIX and four other e-commerce/direct selling companies. The definitive agreement was amended and restated on September 30, 2020. The combination is expected to create a company with expected annual revenues of more than $500 million, a blended gross margin of 70%, and expected EBITDA of more than $30 million.

About NewAge, Inc. (NASDAQ: NBEV)

NewAge is a Colorado-based organic and healthy products company dedicated to inspiring and educating consumers to “Live Healthy.” The Company is a social selling and distribution company with access to e-commerce, direct-to-consumer, and medical channels across more than 75 countries worldwide when combined with ARIIX. NewAge markets a portfolio of better-for-you products including the brands Tahitian Noni, TeMana, ‘Nhanced and others. The Company operates the websites www.newage.com, www.noninewage.com, and a number of other individual brand websites.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made under the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management’s expectations regarding future results of operations, economic performance, financial condition, the acquisition of ARIIX, statements about the benefit of the ARIIX transaction, and the extent and duration of COVID-19 on its business. The forward-looking statements are based on the assumption that operating performance and results will continue in line with historical results. Management believes these assumptions to be reasonable, but there is no assurance they will prove to be accurate. Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ materially. NewAge competes in a rapidly growing and transforming industry, and risk factors, including those disclosed in the Company’s filings with the Securities and Exchange Commission, might affect the Company’s operations. Unless required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries about NewAge please contact:

NewAge Investor Relations:

Riley Timmer

Vice President, Investor Relations

Tel: 1-801-870-8685

Riley_Timmer@NewAge.com

Investor Relations Counsel:

John Mills/Scott Van Winkle

ICR – Strategic Communications and Advisory

Tel: 1-646-277-1254/1-617-956-6736

newage@icrinc.com

NewAge, Inc.:

Gregory A. Gould

Chief Financial Officer

Tel: 1-303-566-3030

Greg_Gould@NewAge.com